Contacts:	Rob Capps, Co-CEO Mitcham Industries, Inc. 936-291-2277
Jack Lascar / Mark Roberson Dennard Lascar Associates Investor Relations 713-529-6600

MITCHAM INDUSTRIES REPORTS FISCAL 2019
FIRST QUARTER RESULTS

HUNTSVILLE, TX - June 6, 2018 - Mitcham Industries, Inc. (NASDAQ: MIND) (“Mitcham” or “the Company”) today announced financial results for its fiscal 2019 first quarter ended April 30, 2018.
Total revenues for the first quarter of fiscal 2019 were $7.6 million compared to $18.4 million in the first quarter of fiscal 2018, largely driven by a decline in the sale of lease pool equipment and delays in orders for marine technology products. The Company had sold $8.8 million of lease pool equipment during the first quarter of fiscal 2018. Revenues from the Marine Technology Products segment fell to $3.6 million in the first quarter, compared to $6.9 million in the same period last year. While Seamap sales declined mainly due to delays in expected incoming orders, Klein sales increased 61% compared to the same period last year. Equipment Leasing revenues were $2.7 million in the first quarter, flat compared to the same period last year.
The Company reported a net loss attributable to common shareholders of $6.3 million, or $(0.52) per share, in the first quarter of fiscal 2019 compared to a net loss of $2.9 million, or $(0.24) per share, in the first quarter of fiscal 2018.
Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation, non-cash costs of lease pool equipment sales and non-cash foreign exchange gains and losses) for the first quarter of fiscal 2019 was a loss of approximately $1.5 million compared to a gain of approximately $9.0 million in the same period last year. Adjusted EBITDA, which is not a measure determined in accordance with United States generally accepted accounting principles (“GAAP”), is defined and reconciled to reported net loss and cash provided by operating activities in the accompanying financial tables.

Rob Capps, Mitcham’s Co-Chief Executive Officer, stated, “Despite a lackluster first quarter, our Marine Technology Products segment has recently been experiencing an increase in order activity, a good indicator that the marine markets are finally starting to show some improvement. As we disclosed on May 30th, Mitcham has recently booked orders totaling approximately $6.0 million for Klein’s sonar and related products. In addition, Mitcham’s Seamap unit has also received orders totaling approximately $6.1 million for seismic source controllers, RGPS positioning systems and related items. Seamap has also received orders totaling approximately $1.0 million related to its recently-introduced towed streamer products. These orders combined with an increased level of inquiries from current and potential new customers, should result in a much stronger second-half of fiscal 2019. In addition, Mitcham’s capital structure continues to remain strong with no debt on our balance sheet and ample liquidity, including cash and cash equivalents of $8.6 million as of April 30, 2018.

“Eighteen months ago, we embarked on a strategic re-positioning to become a significant provider of technology to broader marine applications. We are very pleased that this endeavor is beginning to pay dividends. The solid streamer and sensor technology that we acquired earlier this year has extensive application in the oceanographic and hydrographic industries and provides clear opportunities to integrate this technology into new markets for us in areas such as anti-submarine warfare and maritime security systems. Furthermore, our previously announced rental partnerships with INOVA and Lanfang Dynamic Technologies provide Mitcham with increased flexibility and a lower cost structure in delivering state-of-the-art technology to our land seismic leasing equipment customers.”

FISCAL 2019 FIRST QUARTER RESULTS
Total revenues for the first quarter of fiscal 2019 decreased to $7.6 million driven mainly by a delay in marine technology products sales and a large decrease in lease pool equipment sales compared to last year’s fiscal first quarter. Marine technology products sales decreased 46% year-over-year, while equipment leasing revenues, excluding lease pool equipment sales, were flat year-over-year.
Marine technology products sales decreased to $3.7 million in the first quarter of fiscal 2019 compared to $6.9 million in last year’s first quarter mainly due to a decline in Seamap sales. However, through May 31, 2018, Seamap has now received orders for seismic source controllers, positioning systems and related equipment totaling approximately $6.1 million. Furthermore, this segment has recently received orders of approximately $1.0 million for the recently introduced SeaLink streamer product line. Klein sales increased 61% during the first quarter compared to last year’s first quarter. The first quarter sales consisted of approximately $1.8 million of Seamap, $1.5 million from Klein (including $36,000 of intra-segment sales) and $0.5 million by SAP.
Equipment leasing revenues for the first quarter of fiscal 2019, excluding lease pool equipment sales, were $2.7 million, flat compared to the same period last year. Lease pool equipment sales were $1.2 million in the first quarter of fiscal 2019, compared to $8.8 million in the first quarter a year ago.
Lease pool depreciation expense in the first quarter of fiscal 2019 decreased to $2.7 million from $4.2 million in the same period a year ago, due to a combination of lower lease pool purchases and increased lease pool sales over the past year.
Selling, general and administrative expenses increased to $5.6 million in the first quarter of fiscal 2019 versus $4.8 million in the first quarter of fiscal 2018, due primarily to approximately $400,000 in incremental expenses related to the transfer of the acquired technology and the set-up of related production and repair facilities in Asia. The lower sales by Seamap in the first quarter of fiscal 2019 also resulted in an increase in unabsorbed overhead costs which affected general and administrative expenses.

CONFERENCE CALL
We have scheduled a conference call for Thursday, June 7 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss our fiscal 2019 first quarter results. To access the call, please dial (412) 902-0030 and ask for the Mitcham Industries call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the Mitcham Industries corporate website, http://www.mitchamindustries.com, by logging onto the site and clicking “Investor Relations.” A telephonic replay of the conference call will be available through June 14, 2018 and may be accessed by calling (201) 612-7415 and using passcode 13680079#. A webcast archive will also be available at http://www.mitchamindustries.com shortly after the call and will be accessible for approximately 90 days.
For more information, please contact Donna Washburn at Dennard Lascar Investor Relations (713) 529‑6600 or email dwashburn@dennardlascar.com.

About Mitcham Industries

Mitcham Industries, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in Huntsville, Texas, Mitcham has a global presence with operating locations in the United States, Canada, Australia, Singapore, Russia, Hungary, Colombia and the United Kingdom. Mitcham’s worldwide Marine Technology Products segment, which includes its Seamap and Klein Marine Systems units, designs, manufactures and sells specialized, high performance, marine sonar and seismic equipment. Through its Equipment Leasing segment, Mitcham believes it is the largest independent provider of exploration equipment to the seismic industry.

Certain statements and information in this press release concerning results for the quarter ended April 30, 2018 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Tables to Follow

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	April 30, 2018	January 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$8,613	$9,902
Restricted cash	233	244
Accounts and contracts receivable, net of allowance for doubtful accounts of $3,560 and $3,885 at April 30, 2018 and January 31, 2018, respectively	12,333	10,494
Inventories, net	11,432	10,856
Prepaid expenses and other current assets	2,132	1,550
Total current assets	34,743	33,046
Seismic equipment lease pool and property and equipment, net	21,046	22,900
Intangible assets, net	11,484	8,015
Goodwill	2,531	2,531
Non-current prepaid income taxes	1,603	1,609
Long-term receivables, net of allowance for doubtful accounts of $94 and $2,282 at April 30, 2018 and January 31, 2018, respectively	706	4,652
Other assets	611	926
Total assets	$72,724	$73,679
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,889	$1,271
Deferred revenue	723	741
Accrued expenses and other current liabilities	4,895	5,253
Income taxes payable	896	258
Total current liabilities	9,403	7,523
Deferred tax liability	105	307
Total liabilities	9,508	7,830
Shareholders’ equity:
Preferred stock, $1.00 par value; 1,000 shares authorized; 698 and 532 issued and outstanding at April 30, 2018, and January 31, 2018, respectively	15,312	11,544
Common stock $.01 par value; 20,000 shares authorized; 14,019 shares issued at April 30, 2018 and January 31, 2018	140	140
Additional paid-in capital	122,430	122,304
Treasury stock, at cost (1,929 at April 30, 2018 and January 31, 2018)	(16,860)	(16,860)
Accumulated deficit	(48,715)	(42,425)
Accumulated other comprehensive loss	(9,091)	(8,854)
Total shareholders’ equity	63,216	65,849
Total liabilities and shareholders’ equity	$72,724	$73,679

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended April 30,
	2018	2017
Revenues:
Sale of marine technology products	$3,566	$6,888
Equipment leasing	2,697	2,717
Sale of lease pool equipment	1,350	8,828
Total revenues	7,613	18,433
Cost of sales:
Sale of marine technology products	2,086	3,975
Equipment leasing (including lease pool depreciation)	3,582	5,125
Lease pool equipment sales	700	6,139
Total cost of sales	6,368	15,239
Gross profit	1,245	3,194
Operating expenses:
Selling, general and administrative	5,630	4,804
Research and development	370	98
Provision for doubtful accounts	200	—
Depreciation and amortization	617	581
Total operating expenses	6,817	5,483
Operating loss	(5,572)	(2,289)
Other income (expense):
Interest, net	18	(46)
Other, net	86	(101)
Total other income (expense)	104	(147)
Loss before income taxes	(5,468)	(2,436)
Provision for income taxes	(437)	(229)
Net loss	$(5,905)	$(2,665)
Preferred stock dividends	(385)	(194)
Net loss attributable to common shareholders	$(6,290)	$(2,859)
Net loss per common share:
Basic	$(0.52)	$(0.24)
Diluted	$(0.52)	$(0.24)
Shares used in computing loss per common share:
Basic	12,087	12,078
Diluted	12,087	12,078

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended April 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(5,905)	$(2,665)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,303	4,791
Stock-based compensation	126	224
Provision for doubtful accounts, net of charge offs	(200)	—
Provision for inventory obsolescence	—	8
Gross profit from sale of lease pool equipment	(536)	(2,689)
Deferred tax benefit	(202)	(27)
Changes in working capital items:
Trade accounts and contracts receivable	2,418	2,175
Unbilled revenue	(930)	—
Inventories	(844)	(1,403)
Prepaid expenses and other current assets	(1,520)	549
Income taxes payable	642	149
Accounts payable, accrued expenses and other current liabilities	(47)	48
Deferred revenue	313	—
Foreign exchange losses net of gains	16	(48)
Net cash (used in) provided by operating activities	(3,366)	1,112
Cash flows from investing activities:
Purchases of seismic equipment held for lease	(190)	(158)
Acquisition of assets	(3,000)	—
Purchases of property and equipment	(113)	(28)
Sales of used lease pool equipment	1,620	4,496
Net cash (used in) provided by investing activities	(1,683)	4,310
Cash flows from financing activities:
Net payments on revolving line of credit	—	(3,500)
Payments on term loan and other borrowings	—	(2,807)
Net proceeds from preferred stock offering	3,812	27
Preferred stock dividends	(385)	(194)
Net cash provided by (used in) financing activities	3,427	(6,474)
Effect of changes in foreign exchange rates on cash, cash equivalents and restricted cash	322	(3)
Net change in cash, cash equivalents and restricted cash	(1,300)	(1,055)
Cash, cash equivalents and restricted cash, beginning of period	10,146	3,511
Cash, cash equivalents and restricted cash, end of period	$8,846	$2,456

MITCHAM INDUSTRIES, INC.
Reconciliation of Net Loss and Net Cash Provided by Operating Activities to EBITDA and
Adjusted EBITDA
(unaudited)

	For the Three Months Ended April 30,
	2018	2017
	(in thousands)
Reconciliation of Net loss to EBITDA and Adjusted EBITDA
Net loss	$(5,905)	$(2,665)
Interest (income) expense, net	(18)	46
Depreciation and amortization	3,303	4,791
Provision for income taxes	437	229
EBITDA (1)	(2,183)	2,401
Non-cash foreign exchange (gains) losses	(49)	194
Stock-based compensation	126	224
Cost of lease pool sales	627	6,139
Adjusted EBITDA (1)	$(1,479)	$8,958
Reconciliation of Net cash provided by operating activities to EBITDA
Net cash (used in) provided by operating activities	$(3,366)	$1,112
Stock-based compensation	(126)	(224)
Provision for doubtful accounts	(200)	—
Provision for inventory obsolescence	—	(8)
Changes in trade accounts, contracts and notes receivable	(1,488)	(2,175)
Interest paid	1	92
Taxes paid, net of refunds	46	13
Gross profit from sale of lease pool equipment	536	2,689
Changes in inventory	844	1,403
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(266)	(48)
Changes in prepaid expenses and other current assets	1,520	(549)
Foreign exchange (losses) gains	(16)	48
Other	332	48
EBITDA (1)	$(2,183)	$2,401

(1)
EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, non-cash costs of lease pool equipment sales, certain non-recurring contract settlement costs and stock-based compensation. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures and finance working capital requirements. We believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.

Mitcham Industries, Inc.
Segment Operating Results
(in thousands)
(unaudited)

	For the Three Months Ended April 30,
	2018	2017
	(in thousands)
Revenues:
Sale of marine technology products	$3,708	$6,911
Equipment leasing	4,047	11,545
Inter-segment sales	(142)	(23)
Total revenues	7,613	18,433
Cost of sales:
Marine technology products	2,228	3,998
Equipment leasing	4,282	11,264
Inter-segment costs	(142)	(23)
Total cost of sales	6,368	15,239
Gross profit	1,245	3,194
Operating expenses:
Selling, general and administrative	5,630	4,804
Research and development	370	98
Provision for doubtful accounts	200	—
Depreciation and amortization	617	581
Total operating expenses	6,817	5,483
Operating loss	$(5,572)	$(2,289)
Marine Technology Products Segment:
Revenues:
Seamap	$1,752	$4,886
Klein	1,512	938
SAP	480	1,290
Intra-segment sales	(36)	(203)
	3,708	6,911
Cost of sales:
Seamap	844	2,561
Klein	1,036	732
SAP	398	1,017
Intra-segment sales	(50)	(312)
	2,228	3,998
Gross profit	$1,480	$2,913
Gross profit margin	40%	42%
Equipment Leasing Segment:
Revenue:
Equipment leasing	$2,697	$2,717
Lease pool equipment sales	1,163	8,828
Other equipment sales	187	—
	4,047	11,545
Cost of sales:
Direct costs-equipment leasing	928	944
Lease pool depreciation	2,654	4,181
Cost of lease pool equipment sales	627	6,139
Cost of other equipment sales	73	—
	4,282	11,264
Gross (loss) profit	$(235)	$281
Gross (loss) profit margin	(6)%	2%

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